                                                                     EXHIBIT 4.2





                             TAMPA ELECTRIC COMPANY


                                       and


                              THE BANK OF NEW YORK
                                   As Trustee



                                  ------------



                          THIRD SUPPLEMENTAL INDENTURE

                            dated as of June 15, 2001

                           Supplementing the Indenture

                            dated as of July 1, 1998



                                  ------------



                                  $250,000,000

                              6.875% Notes Due 2012



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                                TABLE OF CONTENTS


                                                                                                     PAGE
                                                                                                     ----
ARTICLE ONE                DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION...................  2

         Section 101.      Definitions...............................................................  2

         Section 102.      Section References........................................................  2

ARTICLE TWO                DESIGNATION AND TERMS OF THE NOTES........................................  2

         Section 201.      Establishment of Series...................................................  2

         Section 202.      Variations in Terms of Notes..............................................  3

         Section 203.      Amount and Denominations; the Depositary..................................  3

         Section 204.      Interest Rates and Interest Payment Dates.................................  3

         Section 205.      Form and Other Terms of the Notes.........................................  3

         Section 206.      Authentication and Delivery...............................................  4

         Section 207.      Redemption, No Sinking Fund...............................................  4

ARTICLE THREE              AMENDMENTS TO ORIGINAL INDENTURE..........................................  6

         Section 301.      Amendment to Correct Section 610 of Original Indenture....................  6

         Section 302.      Additional Amendment to Modify Definition in the Original Indenture.......  6

         Section 303.      Amendment to Section 801 of Original Indenture............................  6

         Section 304.      Effectiveness of Amendment under Section 303..............................  7

ARTICLE FOUR               MISCELLANEOUS.............................................................  7

         Section 401.      Effect On Original Indenture..............................................  7

         Section 402.      Counterparts..............................................................  7

         Section 403.      Recitals..................................................................  7

         Section 404.      Governing Law.............................................................  7

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         This Third Supplemental Indenture, dated as of June 15, 2001, between
Tampa Electric Company, a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the "COMPANY") and having its principal office at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602, and The Bank of New York, as trustee (hereinafter called the "TRUSTEE") and having its principal corporate trust office at 101 Barclay Street, 21st Floor West, New York, New York 10286.

                                   WITNESSETH:

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of July 1, 1998 (the "ORIGINAL INDENTURE"), pursuant to which one or more series of debt of the Company (the "SECURITIES") may be issued from time to time; and

         WHEREAS, Section 201 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

         WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

         WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Third Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of one series of Securities to be known as the Company's "6.875% Notes Due 2012" (the "NOTES") and amending and adding certain provisions thereof for the benefit of the Holders of the Notes; and

         WHEREAS, the Company and the Trustee desire to enter into this Third Supplemental Indenture for the purposes set forth in Sections 201 and 901 of the Original Indenture as referred to above; and

         WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Third Supplemental Indenture; and

         WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

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                                  ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


SECTION 101.  DEFINITIONS

         All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Third Supplemental Indenture are hereinafter sometimes collectively referred to as the "INDENTURE."

         "BUSINESS DAY" shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close in the City of New York.

         "DEPOSITARY" shall have the meaning specified in Section 203 hereof.

         "INTEREST RATE" shall mean the annual rate of interest applicable to the Notes.

         "INTEREST PAYMENT DATE" shall have the meaning set forth in Section 204(a) hereof.

         "NOTES" shall have the meaning set forth in Section 201 hereof.

         "ORIGINAL ISSUE DATE" shall mean the date upon which the Notes are initially issued by the Company, such date to be set forth on the face of the Note.

         "RECORD DATE" shall mean the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

         "STATED MATURITY DATE" shall mean June 15, 2012.

SECTION 102.  SECTION REFERENCES

         Each reference to a particular section set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to this Third Supplemental Indenture.

                                  ARTICLE TWO
                       DESIGNATION AND TERMS OF THE NOTES

SECTION 201.  ESTABLISHMENT OF SERIES

         There is hereby created a series of Securities to be known and designated as the "6.875% Notes Due 2012" (the "NOTES"), which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

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SECTION 202.  VARIATIONS IN TERMS OF NOTES

         Subject to the terms and conditions set forth in the Original Indenture and in this Third Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 301 of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

SECTION 203.  AMOUNT AND DENOMINATIONS; THE DEPOSITARY

         The aggregate principal amount of Notes that may be issued under this Third Supplemental Indenture is limited to $250,000,000. The authorized denominations of Notes shall be $1,000 or integral multiples of $1,000 in excess thereof.

         The Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of The Depository Trust Company or its successor ("DEPOSITARY"), or its nominee who is hereby designated as "U.S. Depositary" under the Original Indenture.

SECTION 204.  INTEREST RATES AND INTEREST PAYMENT DATES

         (a) Interest Rate. The Notes shall bear interest at the annual rate set forth on the face thereof (the "INTEREST RATE") from the Original Issue Date to the Stated Maturity Date. Interest on the Notes will be payable semi-annually on June 15 and December 15 of each year (each, an "INTEREST PAYMENT DATE"), commencing on December 15, 2001. Such interest will be payable to the holder thereof as of the related Record Date.

         (b) Computation of Interest. The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

SECTION 205.  FORM AND OTHER TERMS OF THE NOTES

     (a) Attached hereto as EXHIBIT A is the form of Note, which form is hereby established as the form in which Notes may be issued.

     (b) Subject to (a) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Third Supplemental Indenture.

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SECTION 206.  AUTHENTICATION AND DELIVERY

         As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication after the initial issuance of Notes under this Indenture, the Company shall deliver a Supplemental Company Order in the form of EXHIBIT B to this Third Supplemental Indenture for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes.

SECTION 207.  REDEMPTION, NO SINKING FUND

         The Notes are subject to redemption, in whole or in part, at any time, and at the option of the Company, at a redemption price equal to the greater of:

                 (i) 100% of the principal amount of Notes then outstanding to be redeemed, or

                 (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points (0.25%), as calculated by an Independent Investment Banker, plus, in both of the above cases, accrued and unpaid interest thereon to the redemption date.

         The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each holder of Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed.

         Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

         The Notes are not entitled to the benefit of any sinking fund or analogous provision.

         "ADJUSTED TREASURY RATE" means, with respect to any redemption date:

                 (iii) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, as defined below, yields for the two published maturities most closely

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
         corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

                 (iv) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (the "REMAINING LIFE").

         "COMPARABLE TREASURY PRICE" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "INDEPENDENT INVESTMENT BANKER" means Banc of America Securities LLC and its successors, or if that firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

         "REFERENCE TREASURY DEALER" means:

                 (i) Banc of America Securities LLC and its successors; provided that, if Banc of America Securities LLC ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer; and

                 (ii) up to four other Primary Treasury Dealers selected by the Company.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

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                                 ARTICLE THREE
                        AMENDMENTS TO ORIGINAL INDENTURE

SECTION 301.  AMENDMENT TO CORRECT SECTION 610 OF ORIGINAL INDENTURE

         In order to correct a mistaken reference, pursuant to Section 901(9) of the Original Indenture, Section 610(d)(1) of the Original Indenture is hereby amended, effective immediately, to read as follows:

             "(d) If at any time:

                  (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or any Holder who has been a bona fide Holder of a Security for at least six months, or"

SECTION 302. ADDITIONAL AMENDMENT TO MODIFY DEFINITION IN THE ORIGINAL INDENTURE

         In order to modify a provision of the Original Indenture in a manner not adversely affecting the interests of the Holders of Securities of any series in any material respect, pursuant to Section 901(9) of the Original Indenture, the definition of "Company Request" or "Company Order" in Section 101 of the Original Indenture is hereby amended, effective immediately, to read as follows:

                  "'COMPANY REQUEST' or 'COMPANY ORDER' means a written request or order signed in the name of the Company by its President, a Vice President, its Chief Financial Officer, its Treasurer or an Assistant Treasurer and delivered to the Trustee."

SECTION 303.  AMENDMENT TO SECTION 801 OF ORIGINAL INDENTURE

         Subparagraph (1) of Section 801 of the Original Indenture is amended, effective as provided in Section 304 hereof, to read as follows:

                  "(1) the Corporation formed by such consolidation into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety (a) shall be, if a Corporation, a Corporation organized and existing under the laws of (i) the United States of America or any State or the District of Columbia or (ii) a foreign jurisdiction and which consents to the jurisdiction of the courts of the United States of America or of any State, and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;"

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SECTION 304.  EFFECTIVENESS OF AMENDMENT UNDER SECTION 303.

     The amendment to the Original Indenture set forth in Section 303 hereof shall be effective upon the approval of the Holders of Outstanding Securities under the Indenture as required by Section 901(5) and Section 902 of the Original Indenture. For this purpose, the Holders of the Notes, by their acquisition thereof, shall be deemed to have approved such amendment.



                                  ARTICLE FOUR
                                  MISCELLANEOUS

SECTION 401. EFFECT ON ORIGINAL INDENTURE

         The Third Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Third Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Third Supplemental Indenture shall together constitute one and the same instrument.

SECTION 402.  COUNTERPARTS

         This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

SECTION 403.  RECITALS

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

SECTION 404.  GOVERNING LAW

         This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

              [The balance of this page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed as of the date and year first written above.



                                       TAMPA ELECTRIC COMPANY



                                        By: /s/ Gordon L. Gillette
                                           -------------------------------------
                                        Name:    Gordon L. Gillette
                                        Title:   Senior Vice President - Finance
                                                 and Chief Financial Officer





                                       THE BANK OF NEW YORK, AS TRUSTEE



                                       By: /s/ James Hall
                                           -------------------------------------
                                           Name: James Hall
                                           Title: Vice President

State of Georgia                    )
                                    ) SS.:
County of Carroll                   )

     On the 20th day of June, 2001 before me personally came Gordon Lindsay Gillette to me known, who, being by me duly sworn, did depose and say that s/he is Sr. V.P., Finance of TAMPA ELECTRIC COMPANY, one of the corporations described in and which executed the foregoing instrument.


                                            Glenda H. Kunz
                                            ------------------------------------
                                            Notary Public





State of New York           )
                            ) SS.:
County of New York          )

         On the 21st day of June, 2001 before me personally came James Hall, to me known, who, being by me duly sworn, did depose and say that he/she is Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument.





                                            Karen Katlan
                                            ------------------------------------
                                            Notary Public


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                                                                       EXHIBIT A

                                  FORM OF NOTE





[Not reproduced here to avoid unnecessary reproduction. See Exhibit 4.3 to this Current Report on Form 8-K for a copy of the executed Note.]

                                                                       EXHIBIT B

                             TAMPA ELECTRIC COMPANY

                              6.875% NOTES DUE 2012

                           SUPPLEMENTAL COMPANY ORDER



         Pursuant to Section 206 of Article Two of the Third Supplemental Indenture, dated as of June 15, 2001, to the Indenture, dated as of July 1, 1998, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $______________. The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.

         IN WITNESS WHEREOF, I have hereunto set my hand this _________ day of _________, ____.

                                           TAMPA ELECTRIC COMPANY



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                 Exhibit B -- 1